Exhibit 10.11

FIRST AMENDMENT TO
UNITED REALTY TRUST INCORPORATED
2012 STOCK  INCENTIVE PLAN

WHEREAS, United Realty Trust Incorporated (the “Company”) maintains the United Realty Trust Incorporated 2012 Stock incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 13.1 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend the Plan, in whole or in part; and

WHEREAS, the Board agreed to make certain amendments to the Plan in response to comments received from a state regulator, which amendments were approved by the Company’s stockholders on June 13, 2013;

NOW, THEREFORE, in connection with the foregoing, pursuant to Section 13.1 of the Plan, effective as of June 13, 2013, the Plan is amended by adding the following as Appendix I to the Plan:

“APPENDIX I

Special Arizona Provision

Notwithstanding anything in the Plan to the contrary, any Stock Options granted under the Plan that are subject to the laws of the State of Arizona and that are made to (a) an Affiliate of United Realty Advisor Holdings, LLC, will be granted in a manner intended to comply with Section V.K(6) of the Statement of Policy Regarding Real Estate Investment Trusts (as revised and adopted by the North American Securities Administrators Association membership on May 7, 2007) (the “NASAA Policy”), or (b) to an Eligible Employee or Non-Employee Director, will be granted in a manner intended for such Stock Options to comply with Section R14-4-106 of the Arizona Administrative Code. Solely for the purposes of this Appendix I, “Affiliate” has the meaning set forth in the NASAA Policy.”

IN WITNESS WHEREOF, the Board has approved the amendment to the Plan as set forth herein and authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 24th day of June, 2013.

UNITED REALTY TRUST INCORPORATED

By:
Name: Jacob Frydman
Title: Chairman, CEO